EXHIBIT 10.1

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND INVESTMENT PLAN
AMENDMENT NO. 3
THIS INSTRUMENT made as of the 10th day of March, 2017, by the ERISA Management Committee (the “Committee”) of The New York Times Company (the “Company”).
W I T N E S S E T H
WHEREAS, the Company maintains The New York Times Companies Supplemental Retirement and Investment Plan, as restated in its entirety effective January 1, 2015 (the “Plan”) for the benefit of certain eligible employees; and
WHEREAS, pursuant to Section 12.01 of the Plan, the Committee has the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to clarify the Plan’s administrative procedures regarding the automatic change of a before-tax contribution election or Roth contribution election to an after-tax election;
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2017 as follows:
1.The second paragraph of Subsection 3.01(b) of Article III of the Plan is hereby amended by deleting the phrase “unless the Participant chooses no auto-conversion” each time it appears in the paragraph and adding the following sentence to the end of the second paragraph:
“The Participant may discontinue such After-Tax Contributions at any time in accordance with procedures established by the Plan Administrator.”
Subsection 3.01(b) of Article III of the Plan, as revised, shall read as follows:

“(b)
After-Tax Contributions. If the Before-Tax Contributions made on the Participant’s behalf under Section 3.01(a) of the Plan are in an amount less than 75% of the Participant’s Earnings, the Participant may elect to make After-Tax Contributions to the Plan in an amount not less than 1% and not more than 75% of his or her Earnings, in multiples of 1%. However, the combined amount of After-Tax Contributions and Before-Tax Contributions on behalf of that Participant shall not exceed 75% of the Participant’s Earnings. After-Tax Contributions shall be made through payroll deductions in a manner to be determined by the Plan Administrator.

If a Participant has elected to make Before-Tax Contributions and contributes the maximum Before-Tax Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Before-Tax Contribution election shall automatically be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis. Notwithstanding the foregoing, if a Participant is eligible to make Catch-Up Contributions as described in subsection (d), and contributes the maximum Before-Tax Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Before-Tax election shall automatically continue until the Participant has contributed the maximum Catch-up Contribution amount under Section 414(v) of the Code for the calendar year, at which time the Participant’s Before-Tax Election shall be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis. The

Participant may discontinue such After-Tax Contributions at any time in accordance with procedures established by the Plan Administrator.”
2.The second paragraph of Subsection 3.01(c) of Article III of the Plan is hereby amended by deleting the phrase “unless the Participant chooses no auto-conversion” each time it appears in the paragraph and adding the following sentence to the end of the second paragraph:
“The Participant may discontinue such After-Tax Contributions at any time in accordance with procedures established by the Plan Administrator.”
Subsection 3.01(c) of Article III of the Plan, as revised, shall read as follows:

“(c)
Roth Contributions. If the Before-Tax Contributions and After-Tax Contributions made on the Participant’s behalf under Sections 3.01(a) and (b) of the Plan are in an amount less than 75% of the Participant’s Earnings, the Participant may elect to make Roth Contributions to the Plan in an amount not less than 1% and not more than 75% of his or her Earnings, in multiples of 1%. However, the combined amount of Roth Contributions, After-Tax Contributions and Before-Tax Contributions on behalf of that Participant shall not exceed 75% of the Participant’s Earnings. Roth Contributions shall be made through payroll deductions in a manner to be determined by the Plan Administrator.

If a Participant has elected to make Roth Contributions and contributes the maximum Roth Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Roth Contribution election shall automatically be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis. Notwithstanding the foregoing, if a Participant is eligible to make Catch-Up Contributions as described in subsection (d), and contributes the maximum Roth Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Roth election shall automatically continue until the Participant has contributed the maximum Catch-up Contribution amount under Section 414(v) of the Code for the calendar year, at which time the Participant’s Roth Contribution election shall be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis. The Participant may discontinue such After-Tax Contributions at any time in accordance with procedures established by the Plan Administrator.”
IN WITNESS WHEREOF, the ERISA Management Committee of The New York Times Company has caused this amendment to be executed by a duly appointed member as of the date first set forth above.

ERISA MANAGEMENT COMMITTEE

By:	/s/ R. Anthony Benten